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                                                                   EXHIBIT 12(a)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)

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
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                                                                              Three Months Ended Sept. 30,
                                                                             -------------------------------
Millions, Except Ratios                                                                2001             2000
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Earnings:
     Net income........................................................               $ 286           $ 274
     Undistributed equity earnings.....................................                 (19)            (16)
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     Total earnings....................................................                 267             258
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Income taxes...........................................................                 171             159
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Fixed charges:
     Interest expense including amortization of debt discount..........                 148             146
     Portion of rentals representing an interest factor................                  10              44
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     Total fixed charges...............................................                 158             190
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Earnings available for fixed charges...................................               $ 596           $ 607
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Ratio of earnings to fixed charges.....................................                 3.8             3.2
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